EXHIBIT 99

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF GUARANTY BANCSHARES, INC.PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

1.	the report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the report fairly presents, in all material respects, the Company's financial condition and results of operations.

By: /s/ Arthur B. Scharlach, Jr. —————————————— Arthur B. Scharlach, Jr. Chief Executive Officer	By: /s/ Clifton A. Payne —————————————— Clifton A. Payne Chief Financial Officer

Dated: August 12, 2002 27